As filed with the Securities and Exchange Commission on May 11, 2005

                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 -------------
                                     RHODIA
             (Exact name of Registrant as specified in its charter)

           French Republic                                  Not Applicable
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification Number)

                         26 Quai Alphonse Le Gallo 92512
                          Boulogne- Billaincourt Cedex
                                     France
              (Address of Registrant's principal executive offices)

                       RHODIA EQUITY STOCK OPTION PROGRAM
                            (Full title of the plans)

                             Richard V. Kennedy Jr.
                                   Rhodia Inc.
                            259 Prospect Plains Road
                               Cranbury, NJ 08512
                                 (609) 860-4494
            (Name, address and telephone number of agent for service)

                      With copies of all communication to:
                              Robert Flanigan, Esq.
                             Shearman & Sterling LLP
                         114, avenue des Champs-Elysees
                               75008 Paris, France
                               (33-1) 53.89.70.00


                                      CALCULATION OF REGISTRATION FEE
===================================================================================================================
    Title of Securities to be       Amount to be    Proposed Maximum     Proposed Maximum            Amount of
         Registered (1)            Registered (2)    Offering Price     Aggregate Offering     Registration Fee (4)
                                                     Per Share (3)          Price (3)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Ordinary Shares                    3,676,718       $8.05               $29,590,686.05        $3,482.82

-------------------------------------------------------------------------------------------------------------------

     (1) American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-8856).

     (2) Includes 27,126 Common Shares available for issuance under the Rhodia 1998 Stock Option Plan, 264,473 Common Shares available for issuance under the 1999 Rhodia NonStatutory Stock Option Plan, 461,117 Common Shares available for issuance under the 1999 Reg Rhodia Stock Option Plan, 650,935 Common Shares available for issuance under the 2000 Rhodia Stock Option Plan, 108,492 Common Shares available for issuance under the 2000 Chirex Stock Option Plan, 691,860 Common Shares available for issuance under the 2001 Rhodia Stock Option Plan, 513,363 Common Shares available for issuance under the 2002 Rhodia Stock Option Plan, 412,762 Common Shares available for issuance under the 2003 Rhodia Stock Option Plan, 404,690 Common Shares available for issuance under the 2004 Rhodia Stock Option Plan A and 141,900 Common Shares available for issuance under the Rhodia
         2004 Stock Option Plan B (collectively, these Plans are referred to as the "Rhodia Equity Stock Option Program").

     (3) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 3,676,718 shares of Ordinary Shares previously granted under the Rhodia Equity Stock Option Program are based on the per share weighted average exercise price of the stock options. The per share weighted average exercise price for the stock options granted under the Rhodia Equity Stock Option Program is
         (euro)6.25.

     (4) The exercise price of stock options awarded under the Rhodia Equity Stock Option Program is fixed in Euros. For purposes of calculating the filing fee, the exercise price has been converted from Euros to U.S. dollars, on an exchange rate of $1.28770 to (euro)1, the noon buying rate in New York City for cable transfers payable in Euros as certified for customs purposes by the Federal Reserve Bank of New York on May 10, 2005.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the program covered by this Registration Statement as required by Rule 428(b)(1).



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-14838) (our "Annual Report"), filed on May 5, 2005 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a description of the Registrant's Ordinary Shares and American Depositary Shares contained in Item 10 of the Annual Report.

         All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and any Form 6-K that we may furnish to the SEC which specifically states that it is incorporated by reference into this prospectus, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The French commercial code provides that any clause of a corporation's by-laws that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors or the chief executive officer for breach of duty in their official capacity.

         The Registrant maintains a policy of directors and officers civil liability insurances, which insures legal and de facto directors and officers of the Registrant against losses they may incur as a result of a breach of duty in their official capacity under French or foreign laws and regulations. The insurance also covers fees incurred in connection with civil and criminal actions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


     Exhibit No.   Description of Document
     -----------   -----------------------

         4.1 By-laws (statuts) of Rhodia (unofficial English translation), as amended through May 7, 2004 (incorporated by reference from exhibit 1.1 to Amendment No. 1 to Rhodia's Form 20-F for the year ended December 31, 2003 filed on June 4, 2004).

         4.2 Plan Document (excerpts from the minutes of the Joint Annual Meetings of Shareholders of the Registrant held on May 13, 1998, April 18, 2000 and May 21, 2002, authorizing the reservation of Shares for and general terms of awards under the Rhodia S.A. Equity Stock Option Program).

         5 Opinion of Jean Pierre Labroue, Group Executive Vice President and General Counsel of Rhodia as to the validity of the Common Shares to be issued pursuant to the Rhodia S.A. Equity Stock Option Program.

         23.1      Consent of PricewaterhouseCoopers

         23.2      Consent of Jean Pierre Labroue, Group Executive Vice
                   President and

                   General Counsel (included in his opinion filed as Exhibit 5).

         24 Power of Attorney with respect to amendments to this Registration Statement are included on the signature pages.


Item 9.  Undertakings.

         (a) We undertake:

               (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Rhodia S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulogne - Billancourt, France on May 11, 2005.

                                      RHODIA



                                      By: /s/ Jean-Pierre Clamadieu
                                         ---------------------------
                                      Name:  Jean-Pierre Clamadieu
                                      Title: Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Kennedy Jr. and John P. Donahue jointly and severally as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on May 11, 2005.

Name and Signature                       Title
------------------                       -----


/s/ Jean-Pierre Clamadieu
---------------------------              Chief Executive Officer and Director
Jean-Pierre Clamadieu



/s/ Bruno Mouclier                       Group Executive Vice President and
---------------------------              Chief Financial Officer (Principal
Bruno Mouclier                           Financial Officer)



/s/ Valerie Raoul-Desprez                Vice-President, Corporate Controller
---------------------------              (Principal Accounting Officer)
Valerie Raoul-Desprez



---------------------------              Director
Jean-Marc Bruel


/s/ Aldo Cardoso
---------------------------              Director
Aldo Cardoso

Name and Signature                       Title
------------------                       -----


/s/ Jerome Contamine
---------------------------              Director
Jerome Contamine



---------------------------              Director
Walter Cirillo


/s/ Michel de Fabiani
---------------------------              Director
Michel de Fabiani



---------------------------              Director
Patrick Langlois


/s/ Pierre Levi
---------------------------              Director
Pierre Levi


/s/ Yves-Rene Nanot
---------------------------              Chairman and Director
Yves-Rene Nanot


/s/ Hubertus Sulkowski
---------------------------              Director
Hubertus Sulkowski


/s/ Francis Mer
---------------------------              Director
Francis Mer

                         AUTHORIZED U.S. REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 11, 2005 by the undersigned as the duly authorized representative of Rhodia in the United States.

                                            Rhodia, Inc.

                                            /s/ Richard V. Kennedy Jr.
                                            -----------------------------
                                            Name: Richard V. Kennedy Jr.
                                            Title: President, Rhodia Inc.